UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2020

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Drive, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

QuickLogic Corporation (the “Company”) today announced updates to its previously issued financial guidance for its revenue in the second quarter of 2020. This update is due to continued supply chain delays and timing of orders for certain of the Company’s larger mature product customers due to the COVID-19 pandemic. The Company’s forecasts were originally provided on May 11, 2020 during the Company’s conference call to discuss its results for the three months ended March 29, 2020. The Company’s original forecast was that revenue for the second quarter of 2020 would be approximately $2.5 million, plus or minus 10%. The Company now forecasts that its revenue for the second quarter of 2020 will be approximately $2.3 million, plus or minus 10%.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; the Company’s ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of the Company’s customers’ products; the risk that new orders may not result in future revenue; the Company’s ability to introduce and produce new products based on advanced wafer technology on a timely basis; the Company’s ability to adequately market the low power, competitive pricing and short time-to-market of its new products; intense competition, including the introduction of new products by competitors; the Company’s ability to hire and retain qualified personnel; the Company’s ability to capitalize on synergies with its newly acquired subsidiary SensiML Corporation; changes in product demand or supply; capacity constraints; general economic conditions; political events, international trade disputes, war, terrorism, natural disasters, public health issues (such as the COVID-19 pandemic), and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company’s Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of the date hereof. The Company undertakes no obligation to update these statements as a result of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020	QuickLogic Corporation

/s/ Suping (Sue) Cheung
Suping (Sue) Cheung
Vice President, Finance and Chief Financial Officer

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